UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 11, 2009

The Bank Holdings

(Exact name of registrant as specified in its charter)

Nevada	000-50645	90-0071778
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9990 Double R. Blvd., Reno, Nevada		89521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  775.853.8600

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

Effective March 11, 2009, each of Jack B. Buchold, Harold G. Giomi, John N. Donovan, David A, Funk, and Joe Bourdeau, entered into an Agreement For Termination Of Executive Supplemental Compensation And Split Dollar Agreements And Release And Waiver (“Agreement”).  Under the Agreement, each individual was paid the nominal sum of $10,000 in consideration for the forfeiture of any rights under or interest in the (i) Executive Supplemental Compensation Agreement, as entered into by and between Nevada Security Bank and him  and (ii) the Split Dollar Agreement, as entered into by and between the Nevada Security Bank and him, each of which has been previously filed.  Each of the individuals further released from liability and waived any claims against Nevada Security Bank and The Bank Holdings.  Each of their spouses, where applicable, consented to the Agreement.  Other employees of Nevada Security Bank also entered into identical agreements as well, thus terminating all Executive Supplemental Compensation Agreements and Split Dollar Agreements to which the Bank was a party.  A copy of the form of the Agreement is attached as an Exhibit hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Document

10.1	Form of Agreement For Termination Of Executive Supplemental Compensation And Split Dollar Agreements And Release And Waiver

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank Holdings

March 17, 2009	By:	/s/ Jack B. Buchold

Name: Jack B. Buchold
Title: Chief Financial Officer